Exhibit 99.1

News Release

Uranium Resources Reports Enhanced

Financial Position in 1Q 2014 Financial Results

CENTENNIAL, Colo., May 8, 2014 — Uranium Resources, Inc. (NASDAQ: URRE) reports that it has significantly improved its working capital to $8.9 million at March 31, 2014 in its 1Q 2014 financial results.

Highlights for 1Q 2014 and to date:

•                  Operating and mineral property expenses decreased by 21% from $1.1 million in 1Q 2013 to $0.9 million in 1Q 2014.

•                  Net cash used in operating activities was $3.8 million for the first quarter, essentially flat with 1Q 2013.

•                  During the first quarter, the Company successfully raised $11.3 million mostly from a registered direct offering and a smaller amount from its at-the-market sales agreement.

•                  The Company drew $2.0 million in February 2014 from the first tranche and a final $3.0 million from the second tranche of its senior convertible loan facility with its largest shareholder Resource Capital Fund V L.P. (RCF) on April 30, 2014. The Company and RCF agreed to cancel the remaining undrawn amount under the convertible loan.

•                  The Company completed a Technical Report on the Cebolleta Project in New Mexico in February 2014, well ahead of schedule.

Christopher M. Jones, President and Chief Executive Officer, said, “We continue to trend down on our cash burn rate in operating and mineral property expenses and ongoing general and administrative expenditures. General and administrative costs were $2.6 million in 1Q 2014, level with 1Q 2013, despite higher legal, accounting and public company expenses than the year ago quarter due to the one-time expenses related with the January special meeting for shareholders to approve the convertible loan facility. Our successful stock offering in February coupled with our decision to draw $3.0 million under the convertible loan facility positions our Company to be funded well into 2015.”

Financial Overview

The first quarter net loss of $3.5 million was 23% lower than in 1Q 2013 while net loss per share was $0.15 in 1Q 2014 compared with $0.26 in 1Q 2013. Cash and equivalents were $10.6 million at March 31, 2014 compared with $1.1 million at December 31, 2013 and $4.4 million at March 31, 2013. On May 6, 2014, the cash balance was $11.9 million and shares outstanding totaled approximately 24.7 million.

On April 29, 2014, the Company and RCF amended the convertible loan agreement to reduce the size of the second tranche to $3.0 million from $5.0 million and to cancel the third and final tranche of another $5.0 million, as described in the Company’s Form 8-K filed on April 30, 2014. With the receipt of $3.0 million from the second tranche of the convertible loan, URRE is now carrying a total of $8.0 million under the convertible loan.

Table 1: Financial & Capital Summary

($ and Shares in 000, Except Per Share and Uranium Price)	Q1 2014	Q1 2013	Variance	FYE 2013	FYE 2012	Variance
Cash and Cash Equivalents	$10,612	$4,350	144%	$1,117	$4,665	-76%
Current Assets	11,724	4,803	144%	1,803	5,373	-66%
Current Liabilities	2,916	3,629	-20%	3,029	9,130	-67%
Working Capital	8,808	1,174	650%	(1,226)	(3,757)	-67%
Convertible Loan(1)	5,000	—	n.a.	3,000	—	n.a.
Total Shareholders’ Equity	33,512	40,962	-18%	25,243	36,169	-30%
Net Cash Used in Operations	3,749	3,887	-4%	(15,339)	(18,601)	-18%
Operating and Mineral Property Expenses	880	1,109	-21%	5,215	6,794	-23%
General and Administrative	2,642	2,635	0%	9,707	10,399	-7%
Interest Expense	414	240	73%	(408)	(51)	700%
Net Loss	$(3,460)	$(4,473)	-23%	$(20,294)	$(19,361)	5%
Net Loss Per Share	$(0.15)	$(0.26)	-42%	$(1.06)	$(1.58)	-33%
Avg. Weighted Shares Outstanding	22,359	17,308	29%	19,191	12,237	57%
Uranium Average Spot Price (source: UxC)	$35.15	$42.71	-18%	$39.00	$49.00	-20%

(1)         The current convertible loan totals $8.0 million at May 6, 2014 as a result of the Company having drawn $3.0 million subsequent to the end of 1Q 2014. The convertible loan facility is recorded under long-term liabilities on the Company’s balance sheet at March 31, 2014 as a derivative liability at a fair value of $3.1 million and convertible loan’s residual value of $1.7 million.

On January 29, 2014, the Company’s shareholders overwhelmingly approved the senior secured convertible loan facility with RCF and the issuance of shares of URRE common stock related to the convertible loan.

All data shown for the periods prior to 4Q 2013 were restated. In 4Q 2013, the Company filed a restatement of its historical financial results to expense certain costs that were previously capitalized for the years ended December 31, 2010, 2011 and 2012 and the quarters therein and for the three quarters ended September 30, 2013. The restatement did not impact the Company’s cash position, financing agreements or progress on operating plans.

Operations Overview

Restoration of the Kingsville Dome ponds in South Texas was completed in January 2014. Total expenditures were approximately $4.6 million, of which $2.3 million was spent in 2013 and $237,000 in final expenses were recorded in 1Q 2014. The completion of this project is expected to significantly reduce URRE’s operating expenses for 2014.

Well stabilization work and monitoring activities continue at the Kingsville Dome and Rosita facilities in South Texas, which are on stand-by and may be restarted by the Company when there is a sustained recovery in uranium prices.

Technical Reports

The Company completed a Technical Report on mineral resources at the Cebolleta Project consistent with Canadian Institute of Mining, Metallurgy and Petroleum Standards for reporting mineral resources, which are internationally accepted, and was prepared according to the standards of Canadian Nation Instrument 43-101, as reported in the Company’s April 10, 2014 news release. The Cebolleta NI 43-101 Technical Report, which is available on the Company’s website, recommends the Company advance the Cebolleta Project to a Preliminary Economic Assessment.

The Company is evaluating the Technical Report recommendations for the Cebolleta Project and will make a decision on additional drilling and work for the Preliminary Economic Assessment in conjunction with the Technical Report results for the Churchrock, Juan Tafoya and Roca Honda projects in New Mexico. These three Technical Reports are expected throughout 2014.

Uranium Market Commentary

According to UxC Consulting, the uranium spot price broke below $35.00 per pound in early March 2014 and has been trending downward to $34.00 per pound at the end of March 2014 and retracing to the 2005 price level of about $29.00 currently. Uranium like other commodities remains volatile. The Company believes that overall uranium fundamentals have not changed and expects tightening supply and expected rising demand from expanding global nuclear power generation to bring about recovering uranium prices over the mid-term.

2014 Outlook

The Company continues to monitor the uranium market closely, balancing expected readiness to fast track resumption of production, subject to improved uranium prices and project financing, with cash conservation, and adjusting project priorities.

During 2014, the Company expects to:

•                  Generate NI 43-101 compliant technical reports for the Juan  Tafoya and Roca Honda projects by mid-2014 and the Churchrock project by the end of 2014,

•                  Evaluate and prioritize other projects for NI 43-101 compliant technical reports,

•                  Reduce and maintain cash burn rate to under $1.0 million per month,

•                  Make meaningful progress with the Navajo Nation Council subcommittee in advancing the Churchrock ISR project, and

•                  Pursue additions of quality reserves within an economic haulage distance for processing at the Company’s two facilities in South Texas, as well as opportunistic, value-accretive acquisitions and/or operating/processing agreements.

Conference Call/Webcast Details

The Company is hosting a conference call and webcast to discuss its 1Q 2014 financial results and recent developments today, May 8, 2014, at 11:00 a.m. Eastern time (9:00 a.m. Mountain). The conference call and presentation are also available via a live webcast through the Company’s website, www.uraniumresources.com.

Dial-in Numbers:	+1 (800) 319-4610 (U.S. and Canada)

+1 (604) 638-5340 (International)

Conference ID:	Uranium Resources Conference Call

A replay of the call will be available on the Company’s website through Thursday, May 29, 2014.

Replay Numbers:	+1 (800) 319-6413 (U.S. and Canada)

+1 (604) 638-9010 (International)

Code:	1426 Followed by the # sign.

About Uranium Resources

Uranium Resources, Inc. was incorporated in 1977 to explore for, develop and recover uranium. Uranium Resources controls minerals rights encompassing approximately 206,900 acres in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known accumulations of sandstone-hosted uranium deposits in the world. The Company has two licensed processing facilities and properties in Texas, and an NRC license to recover up to three million pounds of uranium per year using the in situ recovery (ISR) process at certain properties in New Mexico. The Company acquired these properties over the past 25 years, along with an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the timing or occurrence of production at the Company’s properties, future improvements in the demand for and price of uranium, the adequacy of funding for the Company through 2015, expected reductions in the Company’s operating expenses and burn rate, the ability of the Company to optimize technical and operational components, the completion of technical reports for the Company’s New Mexico properties, any agreement or progress with the Navajo Nation Council subcommittee in advancing the Churchrock ISR project, additions of reserves or acquisitions, and entry into operating or processing agreements are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the Company’s ability to raise additional capital in the future, spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company’s ability to reach agreements with current royalty holders, operating conditions at the Company’s projects, government and tribal regulation of the uranium industry and the nuclear power industry, world-wide uranium supply and demand, maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments, unanticipated geological, processing, regulatory and legal or other problems the Company may encounter, and other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Contact:

Wendy Yang, Investor Relations

(303) 681-7222

info@uraniumresources.com

www.uraniumresources.com

Uranium Resources, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS

Current Assets:
Cash and cash equivalents	$10,612,270	$1,117,303
Prepaid and other current assets	1,112,128	685,678
Total Current Assets	11,724,398	1,802,981

Property, plant and equipment, at cost:
Property, plant and equipment	96,407,310	96,407,310
Less accumulated depreciation, depletion and impairment	(65,667,316)	(65,566,411)
Net property, plant and equipment	30,739,994	30,840,899

Restricted cash	4,010,953	4,010,937
Total Assets	$46,475,345	$36,654,817

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$814,182	$1,243,169
Accrued liabilities	2,092,768	1,775,491
Current portion of capital leases	8,569	10,543
Total Current Liabilities	2,915,519	3,029,203

Asset retirement obligations	3,912,578	3,833,608
Derivative liability - convertible loan	3,071,446	2,169,408
Convertible loan	1,711,763	1,024,715
Other long-term liabilities and deferred credits	1,350,000	1,350,000
Long-term capital leases, less current portion	2,206	4,495
Total Liabilities	12,963,512	11,411,429

Commitments and contingencies

Shareholders’ Equity:
Common stock, 200,000,000 shares authorized, $.001 par value; 24,442,014 and 19,820,258 shares issued and outstanding, respectively	24,446	19,824
Paid-in capital	228,426,888	216,703,028
Accumulated deficit	(194,930,083)	(191,470,046)
Less: Treasury stock (3,813 shares), at cost	(9,418)	(9,418)
Total Shareholders’ Equity	33,511,833	25,243,388

Total Liabilities and Shareholders’ Equity	$46,475,345	$36,654,817

Uranium Resources, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
		(Restated)
Revenues:	$—	$—

Cost of uranium sales:
Operating expenses	643,700	687,217
Mineral property expenses	236,304	421,760
Accretion/amortization of asset retirement obligations	79,179	97,435
Depreciation	68,377	75,899
Impairment of uranium properties	—	279,429
Total cost of uranium sales	1,027,560	1,561,740

Loss from operations before corporate expenses	(1,027,560)	(1,561,740)

Corporate expenses:
General and administrative	2,641,500	2,635,236
Depreciation	32,529	45,979
Total corporate expenses	2,674,029	2,681,215

Loss from operations	(3,701,589)	(4,242,955)

Other income and (expense):
Unrealized gain - derivative liability	653,768	—
Interest expense	(414,003)	(239,718)
Interest and other income, net	1,787	9,226
Net loss	$(3,460,037)	$(4,473,447)
Basic and diluted net loss per common share	$(0.15)	$(0.26)
Basic and diluted average weighted shares outstanding	22,358,558	17,308,089

Uranium Resources, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
		(Restated)
Operating activities:
Net loss	$(3,460,037)	$(4,473,447)
Reconciliation of net loss to cash used in operations:
Accretion/amortization of asset retirement obligations	79,179	97,435
Amortization of debt discount	242,854	—
Unrealized gain - derivative liability	(653,768)	—
Decrease in restoration and reclamation accrual	(209)	(489,153)
Depreciation	100,905	121,878
Impairment of uranium properties	—	279,429
Stock compensation expense	116,688	244,985
Effect of changes in operating working capital items:
(Increase) decrease in receivables	(244,598)	276,801
Increase in prepaid and other current assets	(181,868)	(21,534)
Increase in payables, accrued liabilities and deferred credits	251,373	76,474
Net cash used in operating activities	(3,749,481)	(3,887,132)

Cash flows from investing activities:
Restricted cash	—	(5,632)
Additions to uranium properties	—	(15,726)
Net cash used in investing activities	—	(21,358)

Cash flows from financing activities:
Proceeds from convertible loan	2,000,000	—
Payments on borrowings	(4,263)	(39,770)
Issuance of common stock, net	11,248,711	3,633,883
Net cash provided by financing activities	13,244,448	3,594,113

Net increase (decrease) in cash and cash equivalents	9,494,967	(314,377)
Cash and cash equivalents, beginning of period	1,117,303	4,664,596
Cash and cash equivalents, end of period	$10,612,270	$4,350,219

Cash paid during the period for:
Interest	$5,751	$2,970
Non-cash transactions:
Common stock issued for payment of convertible loan fees and interest	$363,083	$—
Common stock issued for repayment of short-term loan principal and interest	$—	$5,095,832
Common stock issued for services	$—	$291,500
Restricted stock issued for services	$—	$47